Exhibit 2.7

EXECUTION VERSION
November 25, 2014

Via facsimile 713 507-6806

Dynegy Resources III, LLC.
Dynegy Resources II, LLC
601 Travis Street
Houston, TX 77002
Attn: Catherine Callaway, Esq.

RE:	Amendment to Brayton Point and EquiPower Agreements
Reference is hereby made to (i) that certain Stock Purchase Agreement and Agreement and Plan of Merger, dated as of August 21, 2014, by and among Energy Capital Partners GP II, LP, Energy Capital Partners II, LP, Energy Capital Partners II-A, LP, Energy Capital Partners II-B, LP, Energy Capital Partners II-D, LP, Energy Capital Partners II-C (Cayman), L.P., Energy Capital Partners II-C, LP, Brayton Point Holdings, LLC, Dynegy Resource III, LLC, Dynegy Resource III-A, LLC, and Dynegy Inc. (as amended from time to time, the “Brayton Point Agreement”) and (ii) that certain Stock Purchase Agreement, dated as of August 21, 2014, by and among Energy Capital Partners II, LP, Energy Capital Partners II-A, LP, Energy Capital Partners II-B, LP, Energy Capital Partners II-C (Direct IP), LP, Energy Capital Partners II-D, LP, Energy Capital Partners II (EquiPower Co-Invest), LP, Energy Capital Partners II-C, LP, EquiPower Resources Corp., Dynegy Resource II, LLC, and Dynegy Inc. (as amended from time to time, the “EquiPower Agreement” and, together with the Brayton Point Agreement, the “Agreements” and each, an “Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreements as the context requires.
The parties hereto agree that (i) Brayton Point Holdings, LLC and EquiPower Resources Corp. (either directly or through their respective subsidiaries or affiliates) may enter into hedge transactions up to the limits set forth on Attachment A hereto (collectively, the “New Hedges”), each of which shall be a Material Contract under the applicable Agreement, and (ii) provided that, prior to entering into any New Hedge transaction, Brayton Point Holdings, LLC (with respect to the New Hedges listed in Item 1 of Attachment A) and EquiPower Resources Corp. (with respect to the New Hedges listed in Item 2 of Attachment A) obtains the written approval of the “Parent” or “Purchaser”, respectively, of the price for each New Hedge transaction, (which approval may be requested by email sent to Hank Jones at hank.jones@dynegy.com, with a copy to Catherine Callaway at catherine.callaway@dynegy.com, and granted by Hank Jones via email), the amount equal to the unrealized mark to market gain or loss of such New Hedge associated with delivery dates on or after the Closing Date under each Agreement will not be included in the calculation of the Estimated Net Working Capital Adjustment Amount or the Closing Date Net Working Capital Adjustment Amount under the applicable Agreement, whether as “Mark-to-Market Derivative Assets (current and non-current)” or “Mark-to-Market Derivative Liabilities (current and non-current)” (as such terms are used in Annex D of the EquiPower Agreement and Annex A of the Brayton Point Agreement) and will not otherwise increase, reduce or be included in any calculation of the Estimated Net Working Capital Adjustment Amount, the Closing Date Net Working Capital Adjustment Amount, the Estimated Purchase Price or the Purchase Price under the applicable Agreement. For the avoidance of doubt, the amount equal to the realized gain or loss associated with the settlement of a New Hedge with respect to delivery dates prior to the Closing Date shall be included in the calculation of the Estimated Net Working Capital Adjustment Amount, the Closing Date Net Working Capital Adjustment Amount, the Estimated Purchase Price, and the Purchase Price under the applicable Agreement.

Exhibit 2.7

Promptly following the execution of any New Hedge, Brayton Point Holdings, LLC or EquiPower Resources Corp. shall provide a written notice to Parent or Purchaser, as the case may be, in accordance with Section 11.01 of the Agreements that provides with respect to each New Hedge the transaction information set forth in Seller’s Schedule 4.10(a) to the Agreements.
Except as expressly amended hereby, all of the provisions of the Agreements (including all schedules and exhibits thereto) shall continue to be, and shall remain, in full force and effect in accordance with their terms without change thereto.
By executing this letter in the applicable signature block below, each of the parties hereto acknowledges and agrees to the foregoing.
[Signature Pages Follow]

Exhibit 2.7

SINCERELY:

ENERGY CAPITAL PARTNERS II, LP

By: Energy Capital Partners GP II, LP
Its: General Partner
By: Energy Capital Partners II, LLC
Its: General Partner

By: /s/ Andrew D. Singer
Name: Andrew D. Singer
Title: Managing Member

ENERGY CAPITAL PARTNERS II-A, LP

By: Energy Capital Partners GP II, LP
Its: General Partner
By: Energy Capital Partners II, LLC
Its: General Partner

By: /s/ Andrew D. Singer
Name: Andrew D. Singer
Title: Managing Member

ENERGY CAPITAL PARTNERS II-B, LP
By: Energy Capital Partners GP II, LP
Its: General Partner
By: Energy Capital Partners II, LLC
Its: General Partner

By: /s/ Andrew D. Singer
Name: Andrew D. Singer
Title: Managing Member

ENERGY CAPITAL PARTNERS II-C
(CAYMAN), L.P.
By: Energy Capital Partners GP II, LP
Its: Managing General Partner
By: Energy Capital Partners II, LLC
Its: General Partner

By: /s/ Andrew D. Singer
Name: Andrew D. Singer
Title: Managing Member

ENERGY CAPITAL PARTNERS II-D, LP
By: Energy Capital Partners GP II, LP
Its: General Partner
By: Energy Capital Partners II, LLC
Its: General Partner

By: /s/ Andrew D. Singer
Name: Andrew D. Singer
Title: Managing Member
ENERGY CAPITAL PARTNERS GP II, LP By: Energy Capital Partners II, LLC Its: General Partner By: /s/ Andrew D. Singer Name: Andrew D. Singer Title: Managing Member

ENERGY CAPITAL PARTNERS II-C (Direct IP), LP
By: Energy Capital Partners GP II, LP
Its: General Partner
By: Energy Capital Partners II, LLC
Its: General Partner

By: /s/ Andrew D. Singer
Name: Andrew D. Singer
Title: Managing Member

ENERGY CAPITAL PARTNERS II (EquiPower Co-Invest), LP
By: Energy Capital Partners GP II, LP
Its: General Partner
By: Energy Capital Partners II, LLC
Its: General Partner

By: /s/ Andrew D. Singer
Name: Andrew D. Singer
Title: Managing Member

ENERGY CAPITAL PARTNERS II-C, LP
By: Energy Capital Partners GP II, LP
Its: General Partner
By: Energy Capital Partners II, LLC
Its: General Partner

By: /s/ Andrew D. Singer
Name: Andrew D. Singer
Title: Managing Member

EQUIPOWER RESOURCES CORP. By: /s/ Curt Morgan Name: Curt Morgan Title: President and CEO	BRAYTON POINT HOLDINGS, LLC By: /s/ Curt Morgan Name: Curt Morgan Title: President and CEO

ACKNOWLEDGED AND AGREED:

DYNEGY RESOURCE III, LLC

By: /s/ Robert C. Flexon
Name: Robert C. Flexon
Title: President and Chief Executive Officer

DYNEGY RESOURCE III-A, LLC

by: /s/ Robert C. Flexon
Name: Robert C. Flexon
Title: President and Chief Executive Officer

DYNEGY INC.

By: /s/ Robert C. Flexon
Name: Robert C. Flexon
Title: President and Chief Executive Officer

DYNEGY RESOURCE II, LLC

By: /s/ Robert C. Flexon
Name: Robert C. Flexon
Title: President and Chief Executive Officer

cc: Michael Rogan, Esq.
David Kurzweil, Esq.
Paul Kukish, Esq.

ATTACHMENT A

1. Brayton Point Holdings, LLC New Hedges:
a. Sell up to an aggregate of 250 MW MassHub power around the clock January –February of 2015.
2. EquiPower Resources Corp. New Hedges:
    a. Sell up to an aggregate of 100 MW PECO off-peak / Tetco M3 spark spread January – February of 2015.
b. Buy up to an aggregate of 100 MW NIHub / Kincaid node power basis January – February of 2015.
c. Sell up to an aggregate of 250 MW MassHub/AGT or Iroquois Zone 2 peak or around the clock spark spread January – February 2015.
d. Buy up to an aggregate of 400 MW MassHub/CT peak or around the clock power basis January –February 2015.
e. Sell up to an aggregate of 1.5 contracts/day of Algonquin/Tetco M3 gas basis for January-February 2015.
f. Buy up to 250,000 mmBtus physical natural gas for delivery to New England plants January-February 2015.